Exhibit 99.1

Avalo Completes Divestiture of AVTX-800 Series

WAYNE, PA AND ROCKVILLE, MD, October 31, 2023 — Avalo Therapeutics, Inc. (Nasdaq: AVTX), today announced it has completed the divestiture of its rights, title and interest in, assets relating to AVTX-801 (D-galactose), AVTX-802 (D-mannose) and AVTX-803 (L-fucose) (collectively, the 800 Series) to AUG Therapeutics, LLC (AUG). The Company previously announced it entered into a purchase agreement with AUG to divest the 800 Series on September 12, 2023 (the Purchase Agreement).

AUG paid an upfront payment of $150,000, as well as, for each compound, is obligated to make a contingent milestone payment of $15,000,000 (for a potential aggregate of $45 million) if the first Food and Drug Administration (FDA) approval is for an indication other than a Rare Pediatric Disease (as defined in the Purchase Agreement), or up to 20% of certain payments, if any, granted to AUG upon any sale of any priority review voucher (PRV) granted to AUG by the FDA, net of any selling costs. Additionally, AUG assumed $150,000 of certain liabilities incurred prior to the date of the Purchase Agreement and assumed all costs relating to the 800 Series from the date of the Purchase Agreement.

“We are excited to announce that we have closed the transaction with AUG to divest our 800 Series programs for the treatment of congenital disorders of glycosylation (CDGs). In AUG’s hands, these programs could advance to provide reliable treatments for patients in need,” stated Dr. Garry A. Neil, MD, Chief Executive Officer, and Chairman of the Board at Avalo Therapeutics. “Our pipeline is now fully focused on our promising immunology assets, reaffirming Avalo’s unwavering commitment to execute its strategy of addressing unmet medical needs to patients suffering from immunological diseases, which we believe will derive the greatest value and potential for our shareholders. This transaction has an immediate positive impact on our cash flow and focuses the team fully on our core immunology assets, while also maintaining substantial upside potential for Avalo upon program success.”

About Avalo Therapeutics

Avalo Therapeutics is a clinical stage biotechnology company focused on the treatment of immune dysregulation by developing therapies that target the LIGHT-signaling network.

LIGHT (Lymphotoxin-like, exhibits Inducible expression, and competes with HSV Glycoprotein D for Herpesvirus Entry Mediator (HVEM), a receptor expressed by T lymphocytes; also referred to as TNFSF14) is an immunoregulatory cytokine. LIGHT and its signaling receptors, HVEM (TNFRSF14), and lymphotoxin β receptor (TNFRSF3), form an immune regulatory network with two co-receptors of herpesvirus entry mediator, checkpoint inhibitor B and T Lymphocyte Attenuator (BTLA), and CD160 (the LIGHT-signaling network). Accumulating evidence points to the dysregulation of the LIGHT-signaling network as a disease-driving mechanism in autoimmune and inflammatory reactions in barrier organs. Therefore, we believe reducing LIGHT levels can moderate immune dysregulation in many acute and chronic inflammatory disorders.

For more information about Avalo, please visit www.avalotx.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the future financial and operational outlook; the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Avalo’s management but are subject to significant risks and uncertainties, including: the Company’s cash position and the need for it to raise additional capital in the near future; drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by COVID-19 or other widespread health events; reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by COVID-19 or other widespread health events; and those other risks detailed in Avalo’s filings with the SEC. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

Or

Chris Brinzey
ICR Westwicke
Chris.brinzey@westwicke.com
339-970-2843
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